Exhibit 99

EMERGENT BIOSOLUTIONS REPORTS FINANCIAL RESULTS FOR 2013

•	Total revenues of $312.7 million, up 11%
•	Product sales of $257.9 million, up 19%
•	GAAP net income of $31.1 million, up 32%

ROCKVILLE, MD, March 6, 2014—Emergent BioSolutions Inc. (NYSE: EBS) announced today its financial results for the fourth quarter and full year ended December 31, 2013.

For the full year 2013, total revenues were $312.7 million as compared to $281.9 million in 2012, and GAAP net income was $31.1 million, or $0.86 per basic share, as compared to $23.5 million, or $0.65 per basic share, in 2012.  Factoring in adjustments that exclude certain acquisition related, restructuring and non-cash impairment charges of approximately $7.8 million in 2013 and approximately $10.3 million in 2012, non-GAAP adjusted net income was $36.2 million in 2013 and $30.2 million in 2012 (see "Reconciliation of GAAP to Non-GAAP Net Income" for a definition of terms and a reconciliation table).

For Q4 2013, total revenues were $98.1 million as compared to $94.6 million in 2012, and GAAP net income was $15.2 million, or $0.42 per basic share, as compared to $16.1 million, or $0.45 per basic share.

For the full year 2014, the company is reaffirming its financial forecast of total revenues of $415 to $445 million and GAAP net income of $30 to $40 million.  For Q1 2014, the company anticipates total revenues of $45 to $55 million.

Daniel J. Abdun-Nabi, president and chief executive officer of Emergent BioSolutions, commented, "Our financial and operational achievements in 2013 represent another year of growth for the company, marked by strong revenue expansion and healthy net income.  Total revenue grew 11%, product sales were up 19% and GAAP net income increased 32%.  Our biodefense business continued its strong performance reflected by the increased BioThrax doses shipped and better than expected sales of our newly acquired medical countermeasure RSDL.  In addition, we continued to advance our key Biosciences product development programs with the goal of partnering for advanced development.  Finally, the Cangene transaction furthered our strategic objective of acquiring additional products or companies that leverage our competencies.  We look to build upon these successes in 2014, as we continue to pursue the achievement of our growth plan goals."

Key Operational Accomplishments

Corporate
o
Announced and closed on the acquisition of the Healthcare Protective Products Division (HPPD) of Bracco Diagnostics Inc., which expanded our Biodefense division with the addition of a chemical skin decontamination device, RSDL® (decontamination lotion), along with sales and marketing capabilities focused on domestic and foreign governments, NATO and global first responders;

o
Announced the acquisition of Cangene Corporation (subsequently closed on February 21, 2014), which added three Biodefense countermeasures, four commercial products, an experienced sales and marketing infrastructure focused on hospitals and specialty clinics, and a growing contract manufacturing and fill/finish business; and

o	Enhanced the company's capital structure by securing a $100 million revolving line of credit and, early in January 2014, completing the offering of $250 million senior convertible notes.
Biodefense Division
o
Expanded the company's Biodefense division to now include a suite of five revenue generating countermeasures, each under a multi-year US government procurement contract, including: BioThrax® (Anthrax Vaccine Adsorbed), RSDL, BATTM (Botulism Antitoxin Heptavalent (A,B,C,D,E,F,G)-Equine), VIGIV (Vaccinia Immune Globulin Intravenous (Human)), and AIGIV (Anthrax Immune Globulin Intravenous (Human));

o	Delivered over 9 million doses of BioThrax into the US SNS, a new record;
o	Received approval to market BioThrax in Germany with a three-dose primary schedule over six months with triennial boosters thereafter;
o	Initiated the mutual recognition process within the EU for expanded international registration of BioThrax;
o	Advanced the post-exposure prophylaxis (PEP) indication for BioThrax by submitting to FDA the results of a successful pivotal study; and
o	Completed the integration of RSDL ahead of schedule and within budget, resulting in over $11 million of RSDL sales in 2013, which exceeded expectations.
Biosciences Division
o
Acquired Cangene's four commercial revenue-generating products, including: WinRho® SDF (Rho(D) Immune Globulin Intravenous (Human)), HepaGam B® (Hepatitis B Immune Globulin Intravenous (Human)), VARIZIG® (Varicella Zoster Immune Globulin (Human)), and episil®;

o	Added significant commercial operations supporting current and future revenue generating products;
o	Enhanced manufacturing capabilities with the addition of Cangene's fill/finish facility and team, which generates a growing revenue stream;
o	Received orphan medicinal product designation for otlertuzumab from the European Commission;
o
Presented preliminary results from two CLL studies of otlertuzumab, in two different combination regimens demonstrating clinical proof of concept and a favorable safety profile.  The data suggest that otlertuzumab has the potential to become a key component of future combination treatment regimens, and support advancement to Phase 3 upon securing a partnership arrangement; and

o
Presented preclinical efficacy data on two bi-specific ADAPTIR™ (Modular Protein Technology) molecules: ES414 in development for metastatic castration-resistant prostate cancer, which will be moving into a Phase 1 study in 2014, and ES210 in development for the treatment of IBD and other autoimmune diseases.

2013 Key Financial Results

Product Sales
For the full year 2013, product sales were $257.9 million, an increase of $42.0 million, or 19 percent, from $215.9 million in 2012, primarily due to a 12 percent increase in the number of doses of BioThrax delivered, as well as $11.2 million in sales from RSDL.  For Q4 2013, product sales were $85.7 million, an increase of $11.3 million, or 15 percent, from $74.4 million in Q4 2012.

Contracts and Grants Revenues
For the full year 2013, contracts and grants revenues were $54.8 million, a decrease of $11.2 million, or 17 percent, from $66.0 million in 2012.  The decrease in 2013 was primarily due to decreased revenue associated with BioThrax PEP and PreviThraxTM (Recombinant Protective Antigen Anthrax Vaccine, Purified) development activities, offset by revenue associated with the Center for Innovation in Advanced Development and Manufacturing (CIADM) contract with BARDA.  For Q4 2013, contracts and grants revenues were $12.4 million, a decrease of $7.8 million, or 39 percent, from $20.3 million in Q4 2012.

Cost of Product Sales
For the full year 2013, cost of product sales was $62.1 million, an increase of $16.1 million, or 35 percent, from $46.1 million in 2012.  The increase in 2013 was primarily attributable to the 12 percent increase in the number of BioThrax doses delivered, an increase in the cost per dose associated with lower production yields in the period in which the doses were produced, and $7.2 million in costs attributable to RSDL sales.  In addition, the 2012 cost of product sales reflected the sale of certain BioThrax doses that had been expensed in a prior period.  For Q4 2013, cost of product sales was $19.4 million, an increase of $4.3 million, or 28 percent, from $15.1 million in Q4 2012.

Research and Development
For the full year 2013, gross research and development expenses were $119.9 million, relatively flat from $120.2 million in 2012.  For Q4 2013, gross research and development expenses were $30.0 million, a decrease of $6.0 million, or 17 percent, from $35.9 million in Q4 2012.

For the full years 2013 and 2012, net R&D expenses were $64.2 million and $48.8 million, respectively.  For Q4 2013 and 2012, net R&D expenses were $17.6 million and $14.6 million, respectively.  Net R&D expense is calculated as gross research and development expenses less development contract and grant reimbursements and the net loss attributable to non-controlling interests.

Selling, General and Administrative
For the full year 2013, selling, general and administrative expenses were $87.9 million, an increase of $11.9 million, or 16 percent, from $76.0 million in 2012.  The increase was primarily due to $2.8 million associated with the restructuring of the company's UK operations, transaction costs related to the acquisitions of HPPD and Cangene, and selling costs related to RSDL.  For Q4 2013, selling, general and administrative expenses were $25.4 million, an increase of $5.9 million, or 30 percent, from $19.5 million in Q4 2012.

Financial Condition and Liquidity
Cash and cash equivalents at December 31, 2013 was $179.3 million compared to $141.7 million at December 31, 2012.  Additionally, at December 31, 2013, the accounts receivable balance was $60.6 million, which is comprised primarily of unpaid amounts due from the US government.

Reconciliation of GAAP to Non-GAAP Net Income

This press release contains a financial measure, adjusted net income, which is considered a "non-GAAP" financial measure under applicable Securities & Exchange Commission rules and regulations.  This non-GAAP financial measure should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles.  The company's definition of this non-GAAP measure may differ from similarly titled measures used by others.  The non-GAAP financial measure used in this press release adjusts for specified items that can be highly variable or difficult to predict.  The company views this non-GAAP financial measure as a means to facilitate management's financial and operational decision-making, including evaluation of Emergent's historical operating results and comparison to competitors' operating results.  This non-GAAP financial measure reflects an additional way of viewing aspects of the company's operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting Emergent's business.

The determination of the amounts that are excluded from this non-GAAP financial measure is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts.  The company is likely to exclude the following items from its non-GAAP adjusted net income in the future, the effect of which is uncertain but may be significant in amount:

•	Expenses related to completed and future acquisitions of other businesses, including amortization of acquired intangible and tangible assets, and transaction costs;
•	Non-cash charges related to the impairment of intangible or tangible assets;
•	Expenses associated with any potential restructuring activities, including but not limited to, accelerated depreciation, severance costs and lease abandonment charges; and
•	Other non-recurring charges.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety.  A reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure is included in the following table.

	Year Ended December 31,
(in millions)	2013	2012
GAAP Net Income	$31.1	$23.5
Adjustments:
•Acquisition-related costs	3.8	0.7
•UK restructuring expense	2.8	-
•Non-cash impairment charge	1.2	9.6
•Tax effect of non-GAAP adjustments	(2.7)	(3.6)
Non-GAAP Adjusted Net Income	$36.2	$30.2

Conference Call and Webcast

Company management will host a conference call at 5:00 pm Eastern on March 6, 2014 to discuss these financial results.  The conference call will be accessible by dialing 888/679-8035 or 617/213-4848 (international) and providing passcode 14085753.  A webcast of the conference call will be accessible from the company's website at www.emergentbiosolutions.com, under "Investors".

A replay of the conference call will be accessible, approximately two hours following the conclusion of the call, by dialing 888/286-8010 or 617/801-6888 and using the passcode 98777468.  The replay will be available through March 20, 2014.  The webcast will be archived on the company's website, www.emergentbiosolutions.com, under "Investors."

About Emergent BioSolutions Inc.

Emergent BioSolutions is a specialty pharmaceutical company seeking to protect and enhance life by offering specialized products to healthcare providers and governments to address medical needs and emerging health threats.  Additional information about the company may be found at www.emergentbiosolutions.com.

Follow us on twitter: @emergentbiosolu

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including our financial guidance, and any other statements containing the words "believes", "expects", "anticipates", "intends", "plans", "forecasts", "estimates" and similar expressions in conjunction with, among other things, discussions of financial performance or financial condition, growth strategy, product sales, manufacturing capabilities, product development, regulatory approvals or expenditures are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the company's actual results to differ materially from those indicated by such forward-looking statements, including appropriations for BioThrax® procurement; our ability to successfully integrate Cangene Corporation and realize the potential benefits of this acquisition; our ability to successfully integrate the HPPD business and realize the benefits of this acquisition; our ability to obtain new BioThrax sales contracts or modifications to existing contracts; our plans to pursue label expansions and improvements for BioThrax; availability of funding for our US government grants and contracts; our ability to identify and acquire or in-license products or late-stage product candidates that satisfy our selection criteria; whether anticipated synergies and benefits from an acquisition or in-license are realized within expected time periods or at all; our ability to enter into selective collaboration arrangements; our ability to expand our manufacturing facilities and capabilities; our ability to meet operating and financial restrictions placed on us and our subsidiaries that are contained in our senior credit facility; the rate and degree of market acceptance and clinical utility of our products; the success of our ongoing and planned development programs; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.

The guidance in this press release was only effective as of the date originally given and this press release does not constitute an update or affirmation of such guidance.

###

Investor Contact
Robert G. Burrows
Vice President, Investor Relations
301-795-1877
BurrowsR@ebsi.com

Media Contact:
Tracey Schmitt
Vice President, Corporate Communications
301-795-1800
SchmittT@ebsi.com

Financial Statements Follow

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$179,338	$141,666
Accounts receivable	60,587	96,043
Inventories	14,643	15,161
Deferred tax assets, net	-	1,264
Income tax receivable, net	5,651	-
Prepaid expenses and other current assets	12,896	9,213
Total current assets	273,115	263,347

Property, plant and equipment, net	264,240	241,764
In-process research and development	41,800	41,800
Intangible assets, net	30,148	-
Goodwill	13,954	5,502
Deferred tax assets, net	-	11,087
Other assets	3,373	730

Total assets	$626,630	$564,230

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$27,521	$31,297
Accrued expenses and other current liabilities	1,252	1,488
Accrued compensation	24,615	22,726
Contingent purchase consideration, current portion	1,341	-
Income tax payable, net	-	115
Deferred tax liability, current portion	88	-
Long-term indebtedness, current portion	-	4,470
Deferred revenue	1,834	1,811
Total current liabilities	56,651	61,907

Contingent purchase consideration, net of current portion	15,278	-
Long-term indebtedness, net of current portion	62,000	58,304
Deferred tax liability, net of current portion	1,419	-
Other liabilities	2,117	1,891
Total liabilities	137,465	122,102

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, 0 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized, 37,036,996 shares issued and 36,624,043, shares outstanding at December 31, 2013; 36,272,550 shares issued and 35,869,392, shares outstanding at December 31, 2012	37	36
Treasury stock, at cost, 412,953 and 403,158 common shares at December 31, 2013 and 2012, respectively	(6,119)	(5,906)
Additional paid-in capital	247,637	230,964
Accumulated other comprehensive loss	(3,465)	(4,129)
Retained earnings	251,528	220,393
Total Emergent BioSolutions Inc. stockholders' equity	489,618	441,358
Noncontrolling interest in subsidiaries	(453)	770
Total stockholders' equity	489,165	442,128
Total liabilities and stockholders' equity	$626,630	$564,230

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Year Ended December 31,
	2013	2012

Revenues:
Product sales	$257,922	$215,879
Contracts and grants	54,823	66,009
Total revenues	312,745	281,888

Operating expense:
Cost of product sales	62,127	46,077
Research and development	119,933	120,226
Selling, general and administrative	87,883	76,018
Impairment of in-process research and development	-	9,600
Income from operations	42,802	29,967

Other income (expense):
Interest income	139	134
Interest expense	-	(6)
Other income (expense), net	426	1,970
Total other income (expense)	565	2,098

Income before provision for income taxes	43,367	32,065
Provision for income taxes	13,108	13,922
Net income	30,259	18,143
Net loss attributable to noncontrolling interest	876	5,381
Net income attributable to Emergent BioSolutions Inc.	$31,135	$23,524

Income per share - basic	$0.86	$0.65
Income per share - diluted	$0.85	$0.65

Weighted-average number of shares - basic	36,201,283	36,080,495
Weighted-average number of shares - diluted	36,747,556	36,420,662

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,
	2013	2012
	(Unaudited)
Revenues:
Product sales	$85,670	$74,350
Contracts and grants	12,437	20,256
Total revenues	98,107	94,606

Operating expense:
Cost of product sales	19,421	15,150
Research and development	29,994	35,945
Selling, general and administrative	25,399	19,476
Income from operations	23,293	24,035

Other income (expense):
Interest income	18	31
Interest expense	-	(6)
Other income (expense), net	347	222
Total other income (expense)	365	247

Income before provision for income taxes	23,658	24,282
Provision for income taxes	8,441	9,283
Net income	15,217	14,999
Net loss attributable to noncontrolling interest	5	1,105
Net income attributable to Emergent BioSolutions Inc.	$15,222	$16,104

Income per share - basic	$0.42	$0.45
Income per share - diluted	$0.41	$0.44

Weighted-average number of shares - basic	36,415,218	35,890,640
Weighted-average number of shares - diluted	37,474,410	36,410,143

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2013	2012
Cash flows from operating activities:

Net income	$30,259	$18,143
Adjustments to reconcile to net cash provided by operating activities:
Stock-based compensation expense	11,238	11,115
Depreciation and amortization	18,958	11,197
Deferred income taxes	13,858	3,383
Non-cash development expenses from joint venture	(347)	3,670
Change in fair value of contingent obligations	735	(3,005)
Impairment of in-process research and development	-	9,600
Impairment of long-lived assets	1,172	-
Excess tax benefits from stock-based compensation	(3,099)	(1,588)
Other	51	(40)
Changes in operating assets and liabilities:
Accounts receivable	35,456	(21,890)
Inventories	518	(500)
Income taxes	(7,179)	8,055
Prepaid expenses and other assets	(6,226)	(1,038)
Accounts payable	(551)	274
Accrued expenses and other liabilities	7	169
Accrued compensation	2,092	1,649
Deferred revenue	26	449
Net cash provided by operating activities	96,968	39,643
Cash flows from investing activities:
Purchases of property, plant and equipment	(42,021)	(53,845)
Acquisition of Healthcare Protective Products Division	(25,873)	-
Proceeds from sale of assets	-	11,765
Proceeds from maturity of investments	-	1,966
Net cash used in investing activities	(67,894)	(40,114)
Cash flows from financing activities:
Proceeds from borrowings on long-term indebtedness	62,000	13,547
Issuance of common stock subject to exercise of stock options	6,848	761
Excess tax benefits from stock-based compensation	3,099	1,588
Principal payments on long-term indebtedness and line of credit	(62,774)	(10,227)
Contingent obligation payments	(348)	(1,748)
Purchase of treasury stock	(213)	(5,906)
Restricted cash deposit	-	220
Net cash provided by (used in) financing activities	8,612	(1,765)

Effect of exchange rate changes on cash and cash equivalents	(14)	1

Net increase in cash and cash equivalents	37,672	(2,235)
Cash and cash equivalents at beginning of period	141,666	143,901
Cash and cash equivalents at end of period	$179,338	$141,666